UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 28, 2008

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34196	56-2408571
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
          As previously disclosed, on November 28, 2008, Clearwire Corporation (f/k/a New Clearwire Corporation) (the “Company”) consummated the transactions (the “Transactions”) contemplated by the Transaction Agreement and Plan of Merger, dated as of May 7, 2008, as amended (the “Transaction Agreement”), with Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Intel Corporation, a Delaware corporation (“Intel”), Google Inc., a Delaware corporation (“Google”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“Time Warner Cable”), and Bright House Networks, LLC, a Delaware limited liability company (“Bright House” and, collectively with Google, Comcast and Time Warner Cable, the “Strategic Investors” and, the Strategic Investors together with Intel, the “Investors”). A copy of the Transaction Agreement was previously filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-4, originally filed on August 22, 2008, as amended (the “Registration Statement”). A copy of Amendment No. 1 to the Transaction Agreement, effective as of November 28, 2008, is filed herewith as Exhibit 2.1.
ITEM 1.01. Entry into Material Definitive Agreement.
Equityholders’ Agreement
          Upon consummation of the Transactions on November 28, 2008 (the “Closing”), the Company, Sprint, Eagle River Holdings, LLC (“Eagle River”) and the Investors entered into an Equityholders’ Agreement, dated as of November 28, 2008 (the “Equityholders’ Agreement”), which sets forth certain rights and obligations of Sprint, Eagle River, the Investors and their permitted transferees and designees under the Equityholders’ Agreement (collectively, the “Equityholders” and each individually, an “Equityholder”), with respect to the governance of the Company, transfer restrictions on the Company’s Common Stock (as defined below), rights of first refusal and pre-emptive rights, among other things. As the holders of approximately 86% of the total outstanding voting power of the Company at the Closing, Sprint, Eagle River and the Investors will together effectively have control of the Company.
          Corporate Governance
          The Equityholders’ Agreement provides that our board of directors will consist of 13 directors, of which, initially:
•	seven directors will be nominated by Sprint (one of whom must qualify (for so long as there are not more than two independent designees) as an independent director and for service on our Audit Committee under the Rules of the NASDAQ Stock Market, LLC (“NASDAQ”) and federal securities laws and be willing to serve on the Audit Committee);

•	one director will be nominated by Eagle River;

•	one director will be nominated by Intel;

•	two directors will be nominated by the Strategic Investors as a group;

•	one independent director (who must qualify for service on the Audit Committee under NASDAQ rules and federal securities laws and be willing to serve on the Audit Committee) will be nominated by Intel and the Strategic Investors as a group; and

•	one independent director (who must qualify for service as chairman of the Audit Committee under NASDAQ rules and federal securities laws and be willing to serve as chairman of the Audit Committee) will be nominated by the Nominating Committee.

          The number of nominees that an Equityholder has the right to nominate is subject to adjustment if the number of shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) held by such Equityholder is reduced below a certain level, generally 50% of the number of shares it held at the Closing, as adjusted pursuant to the Transaction Agreement. In addition, subject to certain exceptions, if Sprint transfers 25% of the number of shares of Common Stock or equity interests of Clearwire Communications LLC, a direct, wholly-owned subsidiary of the Company (“Clearwire Communications”) received by it in the Transactions to any other Equityholder, the number of nominees that each of Sprint and such transferee Equityholder is entitled to nominate will be adjusted to be a number equal to the percentage of its respective voting power of the Company multiplied by thirteen; and if Sprint undergoes certain change of control transactions, Sprint will only be entitled to nominate a number of directors equal to the lesser of (1) the percentage of its voting power of the Company multiplied by thirteen and (2) six. Furthermore, (1) each of Eagle River and Intel has the right to designate a board observer for so long as Eagle River and Intel, respectively, has the right to nominate a person for service as a director of the Company and (2) each of Bright House Networks and the Strategic Investors, as a group, has the right to designate a board observer for so long as each of Bright House Networks and the Strategic Investors, as a group, respectively, owns at least 50% of the number of shares of Common Stock received by them in the Transactions.
          The Equityholders’ Agreement provides that certain actions will require the prior approval of at least ten of our 13 directors, except that if there are ten or fewer directors on the board of directors at any time, these actions will require the unanimous approval of the board of directors. These actions include:
•	the appointment or removal of the chief executive officer of the Company and Clearwire Communications or of any officer that reports directly to the chief executive officer (except that if Sprint’s ownership in the Company falls below 50% of its ownership at the Closing, as adjusted pursuant to the Transaction Agreement, and Sprint no longer nominates a majority of board of directors, the removal of those officers (other than the chief executive officer) will no longer require such approval);

•	the acquisition or disposition of, or the entry into a joint venture involving the contribution by the Company or any of its subsidiaries of, assets with a book value in excess of 20% of the consolidated book value of the assets of the Company and its subsidiaries, subject to certain exceptions;

•	any change of control of the Company or any of its subsidiaries;

•	any action not in accordance with the business purpose of the Company; and

•	the funding of (1) the expansion of the business purpose of the Company, (2) activities outside of the United States, other than the maintenance of the Company’s current operations and assets located outside of the United States, or (3) the acquisition of spectrum outside of the United States.
          The Equityholders’ Agreement further provides that the following actions will require the prior approval of a majority of the disinterested directors of the Company:
•	any Related Party Transaction (as defined in the Equityholders’ Agreement); and

•	any transfer of shares by the holder of the largest voting interest in the Company as between Sprint, the Strategic Investors (treated as a single holder) and Intel (as long as such holder holds at least 26% of the aggregate voting power of the Company) (the “Principal Equityholder”), that constitutes a change of control of the Company or any of its material subsidiaries.
          Under the Equityholders’ Agreement, the approval of each of Sprint, Intel and the representative of the Strategic Investors so long as Sprint, Intel or the Strategic Investors, as a group, own at least 5% of the outstanding voting power of the Company, will be required to:
•	amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), the Company’s Bylaws or the Clearwire Communications Amended and Restated Operating Agreement (the “Operating Agreement”);

•	change the size of the Company’s board of directors;

•	liquidate the Company or Clearwire Communications or declare bankruptcy of the Company or its material subsidiaries;

•	effect any material capital reorganization of the Company or any of its material subsidiaries, other than a financing transaction in the ordinary course of business;

•	take any action that would cause Clearwire Communications or any of its material subsidiaries to be taxed as a corporation for federal income tax purposes; and

•	subject to certain exceptions, issue any Class B Common Stock or any equity interests of Clearwire Communications.
          The Equityholders’ Agreement also provides that amending the Charter, the Company’s Bylaws or the Operating Agreement or changing the size of the Company’s board of directors will also require the approval of Eagle River if Eagle River then owns at least 50% of the shares of Common Stock held by it immediately before the Closing and the proposed action would disproportionately and adversely affect Eagle River, the public stockholders of the Company or the Company in its capacity as a member of Clearwire Communications in any material respect as compared to the impact of such action on Sprint, Intel and the Strategic Investors as stockholders of the Company and members of Clearwire Communications.
          The Equityholders’ Agreement also provides that any amendment to the Operating Agreement will require the prior approval of a majority of the directors who have been nominated as independent directors by the Nominating Committee and those directors who are independent directors nominated by one or more Equityholders other than those independent directors who are current or former directors, officers or employees of the nominating Equityholder. For as long as any of Sprint, Intel, or the Strategic Investors as a group, owns at least 50% of the number of shares of Company stock received by it in the Transactions and holds securities representing at least 5% of the outstanding voting power of the Company, the written consent of such party will be required before the Company enters into a transaction involving the sale of a certain percentage of the consolidated assets of the Company and its subsidiaries to, or the merger of the Company with, certain specified competitors of Sprint, Intel and the Strategic Investors.
          The approval of securities representing at least 75% of the outstanding voting power of the Company will be required to approve (1) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving the Company or Clearwire Communications,

(2) any issuance of capital stock of the Company or Clearwire Communications that constitutes a change of control of the Company or Clearwire Communications, respectively or (3) any sale or disposition of all or substantially all the assets of the Company or Clearwire Communications.
          Restrictions on Transfer
          Under the Equityholders’ Agreement, until the adjustment to the number of shares that each Investor receives pursuant to the Transactions,
•	Equityholders (other than Eagle River), but not any other holders of Class A Common Stock, who are not parties to the Equityholders’ Agreement, will be prohibited from:
o	transferring, directly or indirectly, any equity securities of the Company;

o	entering into any hedging transactions with respect to any equity securities of the Company; or

o	converting Class B Common Stock and Class B non-voting common interests of Clearwire Communications (the “Clearwire Communications Class B Common Interests”) into Class A Common Stock;
•	all Equityholders will be prohibited from acquiring or agreeing to acquire any equity securities of the Company; and

•	the Company will be prohibited from issuing, selling, redeeming or paying any dividends on, any equity securities of the Company.
          Subject to certain conditions, Equityholders may transfer their shares of Class B Common Stock, along with the corresponding Clearwire Communications Class B Common Interests, to any then-existing holder of Class B Common Stock, to certain affiliates of such holder, or to persons who are not then-existing holders of Class B Common Stock. If an Equityholder or any transferee of an Equityholder transfers any Class B Common Stock or Clearwire Communications Class B Common Interests without also transferring to the same party an identical number of Clearwire Communications Class B Common Interests or Class B Common Stock, respectively, then the Class B Common Stock corresponding to those transferred shares or interests, as applicable, will be redeemed by the Company for par value.
          Further, an Equityholder or its transferee may transfer its Class B Common Stock and Clearwire Communications Class B Common Interests only on notice to the Company, in accordance with the Operating Agreement and, in the case of a transferee, on delivery of a required transfer agreement to the Company. Unless certain conditions are satisfied, none of Sprint, Intel, the Strategic Investors or their permitted transferees may transfer their respective Class B Common Stock and Clearwire Communications Class B Common Interests if such transfer or transfers would result in the transferee having voting power in the Company equal to or greater than 50% of the voting power that Sprint received in the Transactions. An Equityholder that is a Securities Holding Company (as defined in the Equityholders’ Agreement) may transfer its Class B Common Stock and Clearwire Communications Class B Common Interests through the transfer by the holder of 100% of the securities in such Securities Holding Company of all of its securities in such Securities Holding Company, subject to certain restrictions.

          Additionally, the Principal Equityholder is prohibited from transferring any Company equity securities to certain specified competitors of the Strategic Investors, Intel or Sprint under certain circumstances.
          Right of First Offer
          If an Equityholder desires to transfer any equity securities of the Company held by it to a person other than an Equityholder or permitted transferee of such Equityholder, it is required to first offer to sell such equity securities to the other Equityholders on the same terms and conditions as it had proposed to make such transfer, subject to certain limitations. If the other Equityholders accept the offer, collectively, for all but not less than all of the subject equity securities, the Equityholders will consummate the purchase. If the offer to the other Equityholders is over-subscribed, the subject equity securities will be allocated among the accepting Equityholders pro rata based on their then-current ownership of Company capital stock. If the offer to other Equityholders is not fully subscribed, the offer will be deemed to have been rejected and the selling Equityholder may proceed with the proposed sale, subject to certain limitations. Certain transfers, however, will not be subject to this right of first offer, including open market transfers by Eagle River, transfers by Intel of the Class A Common Stock received by it pursuant to the merger that forms part of the Transactions, transfers that are part of a business combination that constitutes a change of control of the Company or Clearwire Communications and that are approved by the board of directors of the Company and the stockholders of the Company in accordance with applicable law and the terms of the Equityholders’ Agreement and certain “spin-off” transactions by the Equityholders.
          Tag-Along Rights
          If the Principal Equityholder elects to sell all or any portion of the equity securities of the Company held by it, (the “Sale Shares”), in a transaction after which the transferee would hold voting power of the Company greater than 50% of the voting power that Sprint has at the Closing, as adjusted pursuant to the Transaction Agreement, each other Equityholder, subject to certain conditions, has the option to sell a pro rata portion of its shares, instead of the Sale Shares, and the number of Sale Shares to be sold by the Principal Equityholder will be reduced accordingly by the applicable number of equity securities to be included in the sale by the other Equityholders.
          Preemptive Rights
          If the Company proposes to issue any securities, other than in certain issuances, each Equityholder has the right to purchase its pro rata share of such securities, based on such holder’s voting power in the Company before such issuance.
          Standstill Agreement
          The Equityholders’ Agreement provides that Sprint, Intel and the Strategic Investors will not be able to purchase any common stock of the Company for at least five years after the Closing, subject to certain exceptions, which exceptions include the acquisition by an Equityholder of 100% of the outstanding common stock of the Company where such acquisition has been approved by a majority of both the board of directors and stockholders of the Company. Eagle River is not subject to this restriction.
          Sprint Debt Agreements
          Sprint currently owns over 50% of the voting power of the Company on a fully-diluted basis. As a result, the Company and its subsidiaries may be considered subsidiaries of Sprint under certain of

Sprint’s agreements relating to its indebtedness. Those agreements govern the incurrence of indebtedness and certain other activities of Sprint’s subsidiaries. Covenants in Sprint’s debt instruments may purport to restrict the Company’s financial and operating flexibility and, if the Company’s actions result in a violation of those covenants, Sprint’s lenders may declare due and payable all outstanding loan obligations, thereby severely harming Sprint’s financial condition, operations and prospects for growth. The determination of whether or not the Company would be considered a subsidiary under Sprint’s debt agreements is complex and subject to interpretation, however, under the Equityholders’ Agreement, Sprint agrees that if the Company or any of its subsidiaries proposes to incur any indebtedness or take any other action that could violate the terms of Sprint’s debt agreements, Sprint will deliver a Compliance Certificate and a legal opinion from a nationally recognized law firm, certifying that the proposed indebtedness or other action will not violate Sprint’s debt agreements. If Sprint notifies the Company that it is unable to deliver a Compliance Certificate and the accompanying legal opinion and the Transactions Committee of the Company determines that the Company should proceed with the proposed indebtedness or other action, Sprint is obligated to take whatever action is necessary (including surrendering Class B Common Stock or governance rights with respect to the Company and its subsidiaries), to enable Sprint to deliver a Compliance Certificate and the accompanying legal opinion, and Sprint will deliver a Compliance Certificate and the accompanying legal opinion at the closing of the proposed indebtedness or other action. With respect to certain of Sprint’s outstanding credit agreements, Sprint agrees to use its Reasonable Best Efforts (as defined in the Equityholders’ Agreement) to cause any amendment thereto or refinancing thereof not to contain restrictions on the ability of the Company and its subsidiaries to incur indebtedness or take any other actions, and in no event to enter into any agreement in connection with any such amendment or refinancing that is more restrictive with respect to the Company than a certain specified prior agreement. Going forward, Sprint agrees that neither it nor any of its affiliates will enter into any agreement that restricts the ability of the Company and its subsidiaries to incur indebtedness or take any other actions.
          The foregoing description of the Equityholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Registration Rights Agreement
          At the Closing, the Company entered into a registration rights agreement with Sprint, Eagle River and the Investors (the “Registration Rights Agreement”), with respect to their shares of Common Stock.
          Under the Registration Rights Agreement, each of the Strategic Investors, Sprint, Eagle River and Intel is entitled to a specified number of demands, varying from one to eight, that the Company prepare and file with the SEC a registration statement relating to the sale of the Class A Common Stock and any common stock of the Company issued in respect of Class A Common Stock or other securities of the Company issued with respect to such common stock (“Registrable Securities”), including in an underwritten offering, provided that such Registrable Securities have an aggregate price to the public of not less than $50 million. In addition, if the Company becomes eligible to use Form S-3, each of the Strategic Investors, Sprint, Eagle River and Intel may also demand that the Company prepare and file with the SEC a registration statement on Form S-3 relating to the sale of their Registrable Securities, provided that the Registrable Securities to be sold have an aggregate price to the public of not less than $10 million. After the Company becomes eligible to use Form S-3, the Company is required to file a shelf registration statement with the SEC providing for the registration and sale of the Registrable Securities on a delayed or continuous basis.
          On receipt of a demand notice, the Company is required to, as soon as practicable, give notice of such requested registration to all persons that may be entitled to participate in such sale. Thereafter, the

Company must, as soon as practicable, effect such registration and all qualifications and compliances as may be required. Additionally, with respect to a demand registration, the Company is required to keep the registration statement effective, subject to certain exceptions, for at least 270 days from the effective time of such registration statement or such shorter period in which all Registrable Securities have been sold.
          With respect to a shelf registration, the Company must (a) prepare and file a shelf registration statement with the SEC as promptly as practicable, but no later than 60 days, after the Company becomes eligible to use Form S-3 and (b) use its commercially reasonable efforts to have the shelf registration statement declared effective as promptly as reasonably practicable after filing. The Company will be required to use reasonable efforts to keep the shelf registration effective, subject to certain limitations, until the earlier of the date on which (1) all the Registrable Securities have been sold thereunder and (2) another registration statement is filed. For as long as the Strategic Investors, Sprint, Eagle River and Intel are entitled to demand registration of their Company securities, they will be entitled to demand that the Company effect an offering (a “Takedown”), under the shelf registration statement. On that demand, the Company will be required to promptly give notice of such requested Takedown to all persons that may be entitled to participate in such offering, and promptly supplement the prospectus included in the shelf registration statement so as to permit the sale of the securities covered by the requested Takedown and any other securities requested to be included by those entitled to participate in such sale, provided that such securities have an aggregate price to the public of not less than $10 million. For as long as the Strategic Investors, Sprint, Eagle River and Intel are entitled to demand registration of their Company securities, they will be entitled to demand that the Company effect an underwritten offering under the shelf registration statement.
          No demands for registration may be made between the Closing and the date of price adjustment pursuant to the Transaction Agreement.
          In addition, with respect to underwritten offerings of securities, each of the Strategic Investors, Sprint, Eagle River and Intel agrees that, for a period of 90 days (subject to one extension of not more than 17 days in certain circumstances) after the effective date of the registration statement, it will not (1) transfer or purchase, or enter any agreement to transfer or purchase, any shares of Common Stock or any securities convertible into Common Stock held immediately before the effectiveness of the registration statement for such offering, or (2) subject to certain exceptions, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock.
          The Registration Rights Agreement also provides each of the Strategic Investors, Sprint, Eagle River and Intel with piggyback registration rights such that if the Company proposes to file a registration statement in connection with a public offering of any class of Common Stock, with certain limited exceptions, the Company will be required to give prompt written notice of such proposed filing to each of the Strategic Investors, Sprint, Eagle River and Intel and register such number of securities as each of the Strategic Investors, Sprint, Eagle River and Intel may request in writing within 20 days of receiving such notice.
          In addition, the Company will bear all registration expenses specified in the Registration Rights Agreement as well as all other expenses incurred by it in connection with the performance of its obligations under the Registration Rights Agreement. The Registration Rights Agreement requires the Company to indemnify each holder of Registrable Securities against certain losses that may be suffered by such holders in connection with registrations made pursuant to the Registration Rights Agreement.

          The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 4.2 hereto and incorporated herein by reference.
          Operating Agreement
          General
          At the Closing, the Company entered into the “Operating Agreement, which will govern Clearwire Communications. The Operating Agreement provides that the business and operations of Clearwire Communications will be managed by the Company, as managing member, and sets forth, among other things, certain transfer restrictions on membership interests in Clearwire Communications, rights of first refusal and preemptive rights.
          Allocations and Distributions
          Under the Operating Agreement, items of income, gain, loss or deduction of Clearwire Communications generally will be allocated among the members for capital account purposes and for tax purposes in a manner that results in the capital account balance of each member, immediately after making the allocation, being as nearly as possible equal to the amount of the distributions that would be made to the member if Clearwire Communications sold all of its assets for cash and distributed its net assets in liquidation. Under the Operating Agreement, liquidating distributions made by Clearwire Communications generally will be made on a pro rata basis to the holders of Clearwire Communications Class B Common Interests and holders of Class A non-voting common interests in Clearwire Communications (the “Clearwire Communications Class A Common Interests” and, together with the Clearwire Communications Class B Common Interests, the “Clearwire Communications Common Interests”). Accordingly, it is expected that, subject to the discussion of Section 704(c) immediately below, items of income, gain, loss or deduction of Clearwire Communications generally will be allocated among the members, including the Company, on a pro rata basis in proportion to the number of Clearwire Communications Common Interests held by each member.
          Clearwire Corporation (subsequently merged into the Company’s subsidiary, Clearwire Legacy, LLC (f/k/a Clearwire Sub LLC) (“Old Clearwire”)) and Sprint transferred to Clearwire Communications assets (“built-in gain assets”), whose fair market value is greater than the current basis of those assets for tax purposes. Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations thereunder require taxpayers that contribute built-in-gain property to a partnership to take into account the difference between the value of the contributed property for capital account purposes (initially equal to the fair market value of the contributed property on contribution) and the tax basis of the property through allocations of income, gain, loss and deduction of the partnership, using one of the permissible methods described in the Treasury regulations under Section 704(c). Under the Operating Agreement, all of the built-in gain assets contributed by the Company and 50% of the built-in gain in the assets contributed by Sprint will be accounted for under the so-called “remedial” method. Under that method, the non-contributing members will be allocated “phantom” tax amortization deductions in the amount necessary to cause their tax amortization deductions to be equal to their amortization with respect to the built-in gain assets for capital account purposes, and the contributing member (the Company, in the case of former Company assets) will be allocated a matching item of “phantom” ordinary income. Under the Operating Agreement, the remaining 50% of the built-in gain in the assets contributed by Sprint will be accounted for under the so-called “traditional” method. Under that method, the tax amortization deductions allocated to the non-contributing members with respect to a built-in gain asset are limited to the actual tax amortization arising from that asset. The effect of the traditional method is that some of the burden of the built-in gain on a built-in gain asset is shifted to the non-contributing members, in the form of reduced tax amortization deductions.
          If Clearwire Communications sells a built-in gain asset in a taxable transaction, then the tax gain on the sale of the asset generally will be allocated first to the contributing member (the Company or Sprint) in an amount up to the remaining (unamortized) portion of the built-in gain that was previously credited to the Company or Sprint (as the case may be) for capital account purposes.
          In general, under the Operating Agreement, Clearwire Communications may make distributions to its members, including the Company, from time to time at the discretion of the Company, in its capacity as managing member of Clearwire Communications. Such distributions generally will be made to the members, including the Company, on a pro rata basis in proportion to the number of Clearwire Communications Common Interests held by each member at the record date for the distribution. Clearwire Communications generally may not make any distributions, other than tax distributions, to its members unless a corresponding distribution or dividend is paid by the Company to its stockholders contemporaneously with the distributions made to the members of Clearwire Communications.
          If the Company would be liable for tax on the income and gains of Clearwire Communications allocated to it under the Operating Agreement, then three business days prior to each date on which the Company is required to make a deposit or payment of taxes, Clearwire Communications will be required to make distributions to its members, generally on a pro rata basis in proportion to the number of Clearwire Communications Common Interests held by each member, in amounts so that the aggregate portion distributed to the Company in each instance will be the amount necessary to pay all taxes then reasonably determined by the Company to be payable with respect to its distributive share of the taxable income of Clearwire Communications (including any items of income, gain, loss or deduction allocated to the Company under the principles of Section 704(c) of the Code), after taking into account all net operating loss deductions and other tax benefits reasonably expected to be available to the Company.
          Exchange of Interests
          The Operating Agreement provides that holders of Clearwire Communications Class B Common Interests (other than the Company and its subsidiaries) have the right to exchange one Clearwire Communications Class B Common Interest and one share of Class B Common Stock for one share of Class A Common Stock, subject to adjustment of the exchange rate as provided in the Operating Agreement. In addition, under the Operating Agreement, Sprint or an Investor may effect an exchange of Clearwire Communications Class B Common Interests and Class B Common Stock for Class A Common Stock by transferring to the Company a holding company that owns the Clearwire Communications Class B Common Interests and Class B Common Stock in a transaction which the Operating Agreement refers to as a holding company exchange.
          At any time that a share of Class B Common Stock is exchanged for a share of Class A Common Stock, one Clearwire Communications Class B Common Interest will be cancelled without any further consideration, and one Clearwire Communications Class A Common Interest and one voting equity interests in Clearwire Communications (a “Clearwire Communications Voting Interest”) will be issued to the Company. In general, at any time that shares of Class A Common Stock are redeemed, repurchased, acquired, cancelled or terminated by the Company, the managing member will cause the same number of Clearwire Communications Class A Common Interests and the same number of Clearwire Communications Voting Interests held by the Company to be redeemed, repurchased, acquired, cancelled or terminated by Clearwire Communications for the same consideration, if any, as the consideration paid by the Company for the Class A Common Stock, with the intention that the number of Clearwire

Communications Class A Common Interests held by the Company will equal the number of shares of Class A Common Stock outstanding.
          At any time that the Company issues any equity securities (other than compensatory options issued pursuant to an incentive plan or equity securities issued to fund other business activities of the Company that have been approved by the Company’s board of directors), the following will occur: (1) the Company will contribute to the capital of Clearwire Communications an amount of cash equal to the issue price of the Class A Common Stock or other equity securities and (2) Clearwire Communications will issue Clearwire Communications Common Interests or other securities as follows: (a) in the case of an issuance of a number of shares of Class A Common Stock, Clearwire Communications will issue an equal number of Clearwire Communications Class A Common Interests to the Company and an equal number of Clearwire Communications Voting Interests registered in the name of the Company; and (b) in the case of an issuance of any securities not covered under (a) above, Clearwire Communications will issue to the Company an equal number of Clearwire Communications Common Interests or other securities (including Clearwire Communications Voting Interests, if applicable) with rights, terms and conditions that are substantially the same as those of the Company equity securities issued.
          Restrictions on Transfer
          Subject to certain conditions, members may transfer their interests in Clearwire Communications (either with or without the corresponding shares of Class B Common Stock) to then-existing holders of interests in Clearwire Communications or to certain affiliates of the member. However, the Operating Agreement provides that each member of Clearwire Communications will not permit its interests in Clearwire Communications to be held (whether by initial holders or transferees) by more than a specified number of holders, and will not transfer (whether directly or indirectly) any interest in Clearwire Communications, or take any other action, that would result in Clearwire Communications having more than 100 partners for United States federal income tax purposes.
          Further, a member or its transferee may transfer its interests in Clearwire Communications only on notice to Clearwire Communications, in accordance with the Operating Agreement and, in the case of a transferee, on delivery of a required transfer agreement to Clearwire Communications. Unless certain conditions are satisfied, none of Sprint, Intel, the Strategic Investors or their permitted transferees may transfer their respective interests in Clearwire Communications if such transfer or transfers would result in the transferee having voting power in the Company equal to or greater than 50% of the voting power that Sprint has at the Closing, as adjusted pursuant to the Transaction Agreement. A member that is a Securities Holding Company (as defined in the Operating Agreement) may transfer its interests in Clearwire Communications through the transfer by the holder of 100% of the securities in such Securities Holding Company of all of its securities in such Securities Holding Company, subject to certain restrictions.
          Preemptive Rights
          If Clearwire Communications proposes to issue any new equity securities, other than in certain issuances, each member of Clearwire Communications, including Eagle River but excluding the Company, has the right to purchase its pro rata share of such equity securities, based on the number of equity securities held by such holder before such issuance. Eagle River’s pro rata share will be determined based on the number of equity securities that correspond to the number of shares of Common Stock that Eagle River would have been entitled to purchase as its pro rata share under the Equityholders’ Agreement had the issued equity securities been Common Stock issued by the Company.

          Rights of First Offer
          If a member desires to transfer any of its Clearwire Communications Common Interests to a person other than a member or permitted transferee of such member, it must first offer to sell such Clearwire Communications Common Interests to the other members (and to Eagle River) on the same terms and conditions as it had proposed to make such transfer. The subject Clearwire Communications Common Interests will be allocated among the accepting members pro rata based on their ownership of Clearwire Communications Common Interests. If the other members accept the offer, collectively, for all but not less than all of the subject Clearwire Communications Common Interests, the members will consummate such purchase. If the offer to the other members is over-subscribed, the subject Clearwire Communications Common Interests will be allocated among the accepting members pro rata based on their then ownership of Clearwire Communications Common Interests. If the offer to the other members is not fully subscribed, the offer shall be deemed to have been rejected and the selling member may proceed with the proposed sale, subject to certain limitations. If Eagle River exercises its right of first offer and acquires Clearwire Communications Common Interests, then, if not previously admitted as a member, it will be admitted as a member of Clearwire Communications by the managing member. Certain transfers are not subject to this right of first offer, however, including transfers that are part of a business combination that constitutes a change of control of the Company or Clearwire Communications and certain “spin-off” transactions.
          Tag-Along Rights
          If the Principal Member (as defined in the Operating Agreement) elects to sell all or any portion of its Clearwire Communications Common Interests (the “Sale Interests”), in a transaction after which the transferee would hold voting power of Clearwire Communications greater than 50% of the voting power that Sprint has at the Closing, as adjusted pursuant to the Transaction Agreement, each other member (excluding the Company, but including Eagle River if Eagle River has become a member) will have the option to sell a pro rata portion of its Clearwire Communications Common Interests, instead of the Sale Interests, and the number of Sale Interests to be sold by the Principal Member will be reduced by the applicable number of Clearwire Communications Common Interests to be included in the sale by the other members.
          Other Tax Matters
          The Operating Agreement provides that Clearwire Communications will be treated as a partnership for federal and all applicable state and local income tax purposes unless the Company causes Clearwire Communications to be treated other than as a partnership in accordance with, and subject to the conditions of, the Equityholders’ Agreement.
          Unless there is a “bona fide non-tax business need” (as defined in the Operating Agreement) for doing so, Clearwire Communications and its subsidiaries are precluded from entering into a taxable disposition of former Company assets or former Sprint assets that are intangible property and that would cause the recognition of built-in gain in excess of $10 million to be allocated to the Company or Sprint under Section 704(c) of the Code during any period of 36 months. Certain notification procedures must be complied with prior to Clearwire Communications entering into such a disposition.
          If Clearwire Communications or any of its subsidiaries enters into a transaction that results in the recognition of any portion of the built-in gain with respect to a former Sprint asset, subject to certain exceptions, Clearwire Communications is required, upon request by Sprint, to make a tax loan to Sprint on specified terms. The principal amount of any tax loan to Sprint will be the amount by which the built-in gain recognized by Sprint on the sale of former Sprint assets exceeds any tax losses allocated by

Clearwire Communications to Sprint in the taxable year in which the sale of such built-in gain assets occurs, multiplied by specified tax rates. Interest on any tax loan will be payable by Sprint semiannually at a specified floating rate.
          The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Commercial Agreements
          At Closing, Clearwire Communications entered into the following commercial agreements with Sprint and the Investors, which relate to, among other things, the bundling and reselling of the Company’s Worldwide Inter-Operability for Microwave Access (“WiMAX”) services and Sprint’s 3G services, the embedding of WiMAX chips into various devices, and the development of Internet services and protocols.
          Intellectual Property Agreement. At Closing, Clearwire Communications entered into an intellectual property agreement with Sprint (the “Intellectual Property Agreement”), pursuant to which Sprint assigned and caused its controlled affiliates to assign to the Company, and all persons in which the Company is the owner, directly or indirectly, of at least 50% of the person’s voting stock, all of Sprint’s right, title and interest in certain WiMAX patent applications, certain trademarks, and certain other software and other proprietary information related to its WiMAX business. In addition, Sprint granted and caused its controlled affiliates to grant to the Company, and all persons in which the Company is the owner of at least 50% of the person’s voting stock, non-exclusive licenses to exercise any rights with respect to certain proprietary software and certain WiMAX-related proprietary information owned by Sprint or its controlled affiliates prior to the effective date of the Intellectual Property Agreement and not otherwise assigned to the Company or any persons in which the Company is the owner of at least 50% of the person’s voting stock.
          Under the Intellectual Property Agreement, Sprint and Clearwire Communications agree to cooperate in connection with:
•	the preparation, filing, prosecution, maintenance and defense of each other’s patents;

•	any suit for infringement of each other’s patents brought by the Company, Sprint or their controlled affiliates against a third party; and

•	executing any applicable documents requested by one another to perfect ownership and register patent assignments with any patent office.
          Further, the Company and Sprint agree to not assert their respective patent rights against each other for a period of ten years from date of the agreement (or 15 years with respect to patents related to Voice-over-Internet Protocol (“VoIP”) owned by Sprint and its subsidiaries) or for so long as Sprint has an ownership interest in Clearwire Communications, whichever is longer. Subject to certain exceptions, all intellectual property assigned or licensed would be assigned or licensed, as applicable, “as is,” without any representations, warranties or indemnifications. Sprint and the Company may potentially cooperate in defending third-party infringement suits by asserting patents for the benefit of the other.
          3G MVNO Agreement. At the Closing, Clearwire Communications exercised an option to become a party to a non-exclusive MVNO Support Agreement entered into on May 7, 2008, among Sprint Spectrum L.P. d/b/a Sprint, Comcast MVNO II, LLC, TWC Wireless, LLC and BHN Spectrum

Investments, LLC (the “3G MVNO Agreement”). Under the 3G MVNO Agreement, Sprint agrees to sell its code division multiple access (“CDMA”), mobile voice and data communications service (the “PCS Service”), for the purpose of resale by the other parties to each of their respective end user customers. Certain related entities, affiliates and purchases of divested cable operations are also authorized in certain circumstances to purchase under the 3G MVNO Agreement for resale to their respective end users. The PCS Service includes Sprint’s existing core network services, other network elements and information that enable a third party to provide services over the network, or core network enablers, and, subject to certain limitations and exceptions, new core network services, core network enablers and certain customized services. The 3G MVNO Agreement specifically excludes access to Sprint’s Integrated Digital Enhanced Network (“iDEN”), and services operating on a 2.5 GHz spectrum or any unlicensed spectrum, except as provided in the 3G MVNO Agreement with respect to certain converged products and services. Sprint has the right to implement network controls as long as they are implemented consistently across the retail and wholesale base and notice is provided.
          Subject to certain exceptions, each of Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC, Clearwire Communications and any other parties permitted to become a party to the 3G MVNO Agreement that elect the option to do so (collectively, the “3G MVNOs” and each, a “3G MVNO”), may market and sell the PCS Service provided that it does so as part of a defined bundle of products and services (each 3G MVNO has its own unique bundling terms). Also, subject to certain exceptions, the 3G MVNOs are restricted from reselling the PCS Service to other resellers. Subject to certain exceptions, the 3G MVNOs generally may not target market their respective end users activated on the Sprint network to switch to a competing wireless network or mass migrate their respective end users activated on the Sprint network to another competing wireless network.
          With certain exceptions, the pricing of the PCS Service is primarily volume or usage based pricing with provisions to ensure long-term price competitiveness. Each 3G MVNO receives price protections designed to keep the Sprint offering market competitive with offerings to other similar resellers, taking into account a number of factors. Each 3G MVNO also receives protections from Sprint entering agreements with more favorable terms. With certain exceptions, each 3G MVNO has the right to opt into any agreement related to the wireless broadband services between Sprint and any other 3G MVNO on substantially identical terms.
          While each party is responsible for procuring its own devices, Sprint is obligated to provide commercially reasonable assistance in obtaining terms from device manufacturers that are more favorable than those terms that could be obtained independently. Each 3G MVNO is responsible for the relationship with the end user customer, including pricing, care and billing. Each 3G MVNO has the right to “tag along” with Sprint to successor networks to which Sprint migrates its comparable CDMA base, and, in certain circumstances, Sprint has a “drag along” right to force these parties to transition to such a successor network.
          Each of Google and Intel and their respective controlled affiliates have the option to become a party to the 3G MVNO Agreement under the same general terms as the initial 3G MVNOs. In addition, each party to the 3G MVNO Agreement has customary indemnification obligations.
          The 3G MVNO Agreement has an initial term that ends on December 31, 2018 with, subject to certain scale conditions, the 3G MVNOs’ unilateral option to renew for up to two additional successive five-year periods by notice to Sprint. Following expiration of the second five-year renewal, the 3G MVNO Agreement automatically renews for successive three-year renewal periods unless Sprint or another party to the 3G MVNO Agreement provides notice of its intent not to renew at least 90 days prior to the end of the term then in effect.

          4G MVNO Agreement. At Closing, Clearwire Communications entered into a 4G MVNO Agreement with Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC and Sprint Spectrum L.P. (the “4G MVNO Agreement”), pursuant to which it sells its wireless broadband services to the other parties to the 4G MVNO Agreement, for the purposes of the purchasers marketing and reselling the wireless broadband services to each of their respective end user customers. The wireless broadband services to be provided under the 4G MVNO Agreement are generally comprised of those services provided by Clearwire Communications to its retail customers, or standard network services, and certain other wireless broadband services, or non-standard network services requested by Comcast MVNO II, LLC, TWC Wireless, LLC and BHN Spectrum Investments, LLC and any other parties permitted to become a party to the 4G MVNO Agreement that exercise the option to do so (collectively, the “4G MVNOs” and each, a “4G MVNO”). Under the 4G MVNO Agreement, Clearwire Communications agree to, among other things, use commercially reasonable efforts to provide support services to each of the 4G MVNOs and to develop by certain prescribed dates certain wireless service and network elements.
          Subject to certain exceptions, each 4G MVNO may market and sell the wireless broadband service provided that it does so as part of a defined bundle (each 4G MVNO has a unique bundle requirement). Also, subject to certain exceptions, the 4G MVNOs will be restricted from reselling the wireless broadband service to other resellers.
          During the first seven years, Clearwire Communications has the exclusive right to develop and contract with original equipment manufacturers (“OEMs”), regarding embedded devices, including devices capable of functioning on a mobile WiMAX network, and will exclusively work with OEMs to embed client managers. For a period of time and subject to certain exceptions, the 4G MVNOs generally may not target market their respective end users activated on the Clearwire Communications network to switch to a competing wireless network or mass migrate their respective end users activated on the Clearwire Communications network to another competing wireless network.
          With certain exceptions, each 4G MVNO has the right to opt into any agreement related to the wireless broadband services between Clearwire Communications and any other 4G MVNO. Similar opt-in rights and bundling service protections are available with respect to any 4G agency agreement entered into between Clearwire Communications and any 4G MVNO. In certain circumstances, any purchaser of the divested cable television system of a multiple system operator that becomes a party to the 4G MVNO Agreement or Sprint wireless operations is authorized to purchase services under the 4G MVNO Agreement.
          With certain exceptions, the pricing of the wireless broadband service is primarily a discount from Clearwire Communications’ retail price for similar services and pricing determinations will differ between standard and non-standard service offerings. Each 4G MVNO receives price protections in the form of certain terms and conditions that are designed to keep the Clearwire Communications offering market competitive with offerings to other similar resellers. Subject to certain qualifications, each 4G MVNO is entitled to more favorable economic and non-economic terms for the wireless broadband services provided by Clearwire Communications or certain of its affiliates to any other reseller.
          While each party is responsible for procuring its own devices, Clearwire Communications is obligated to provide commercially reasonable assistance in obtaining terms from device manufacturers that are more favorable than those terms that could be obtained independently. In addition, the 4G MVNO Agreement includes certain protections from any party’s exclusive arrangements with device manufacturers. Clearwire Communications has the right to implement network controls as long as they are implemented consistently across the retail and wholesale base and notice was provided. Each 4G MVNO is responsible for the relationship with the end user customer, pricing, care and billing with respect to the wireless broadband service. The 4G MVNO Agreement provides for broad operational support capabilities that provided by Clearwire Communications.
          Google and its controlled affiliates have the option and Intel may accept the option for itself and its controlled affiliates to become a party to the 4G MVNO Agreement under the same general terms as the 4G MVNOs. The 4G MVNO Agreement has a five-year initial term with perpetual automatic five-year renewals, unless any 4G MVNO elects solely as to itself to provide notice of its intent not to renew at least 180 days prior to the end of the term then in effect. The 4G MVNO Agreement further provides that Clearwire Communications cannot enter into any other agreement that contains exclusivity provisions that are binding on any 4G MVNO or its customers or otherwise limit any 4G MVNO’s ability to provide services to such 4G MNVO customers. Clearwire Communications has customary indemnification obligations under the 4G MVNO Agreement.
          4G Authorized Sales Representative Agreement. At Closing, Clearwire Communications entered into an authorized sales representative agreement (the “4G ASR Agreement”), pursuant to which Sprint may act as a non-exclusive sales representative on behalf of Clearwire Communications, to solicit subscribers to purchase Clearwire Communications services. These subscribers will enter into service agreements with Clearwire Communications and will be customers of Clearwire Communications with respect to the services provided by Clearwire Communications. The 4G ASR Agreement has an initial term of one year and may be extended beyond the initial one-year term only if neither party gives notice that it does not wish to extend the 4G ASR Agreement.
          3G National Retailer Agreement. At Closing, Sprint Solutions, Inc. and other Sprint affiliated entities (collectively, the “Sprint Entities”), entered into a national retailer agreement (the “3G Retailer Agreement”), pursuant to which Clearwire Communications may act as a non-exclusive sales representative on behalf of the Sprint Entities to solicit subscribers to purchase services from the Sprint Entities. These subscribers will enter into subscription agreements with Sprint Solutions, Inc. or another Sprint affiliate, and will be customers of such Sprint entity with respect to the services provided by Sprint. The 3G Retailer Agreement has an initial term of one year and may be extended beyond the initial one-year term only if neither party gives notice that it does not wish to extend the 3G Retailer Agreement.
          Intel Market Development Agreement. At Closing, Clearwire Communications entered into a market development agreement with Intel (the “Intel Market Development Agreement”) pursuant to which Clearwire Communications promotes the use of certain notebook computers and mobile Internet devices on our network, and Intel would develop, market, sell and support WiMAX embedded chipsets for use in certain notebook computers and mobile Internet devices that may be used on the Company’s network. The Intel Market Development Agreement lasts for a term of seven years from the date of the agreement, with Intel having the option to renew the agreement for successive one year terms up to a maximum of 13 additional years provided that Intel meets certain requirements. If Intel elects to renew the agreement for the maximum 20-year term, the agreement will thereafter automatically renew for successive one-year renewal periods until either party terminates the agreement. In addition, any time during the initial seven-year term, Intel may elect to become a party to the 4G MVNO Agreement or a party to both the 4G MVNO Agreement and the 3G MVNO Agreement. Any election with respect to the 4G MVNO Agreement must be on the same terms and conditions as those offered to the other 4G MNVOs, and includes an obligation on Intel to bundle additional services with WiMAX access service. If Intel elects to become a party to the 4G MVNO Agreement or a party to both the 4G MVNO Agreement and the 3G MVNO Agreement, and if such election is made in the first three years of the Intel Market Development Agreement, the Intel Market Development Agreement will terminate three years from the date of the agreement. If such election is made more than three years after the date of the Intel Market Development Agreement but before the end of the seventh year of the Intel Market Development

Agreement, then the Intel Market Development Agreement will terminate at the time such election becomes effective.
          Under the Intel Market Development Agreement, Clearwire Communications pays to Intel a portion of the access revenues received from some retail customers using certain Intel-based notebook computers, or other mutually agreed on devices on the Company’s network, for a defined period of time, which we do not believe will have a significant impact on our profitability. Subject to certain qualifications, Clearwire Communications also pays to Intel a one-time fixed payment for each new qualifying Intel-based device activated on Clearwire Communications’ network during the initial term. Intel has committed, subject to certain conditions and limitations, to help ensure, during a specified period, the commercial availability of notebook computers and mobile Internet devices that operate on the Company’s network. In addition, Intel provides engineering and validation with respect to the use of certain notebook computers on the Company’s network, including supporting interoperability testing. Subject to a number of conditions, Intel has committed to spend, or cause others to spend, specified amounts on marketing within the first seven-year period, and Clearwire Communications will spend, or cause others to spend, set amounts on marketing within a specified time frame. Intel has agreed to develop a co-branding construct to promote the Company’s network and is also obligated to conduct direct marketing and indirect marketing programs and activities. Clearwire Communications has committed to achieving a minimum POPs (defined as the estimated population of the Company’s service area) coverage during the initial term.
          Under the Intel Market Development Agreement, for a period of three years, Clearwire Communications is not permitted to commercially deploy any wireless broadband or data technology, except for WiMAX and complementary services (including wireless fidelity (“Wi-Fi”), for example). Clearwire Communications is relieved of this restriction if WiMAX service does not meet the minimum performance requirements. The Intel Market Development Agreement provides that Intel and Clearwire Communications must become involved with Open Patent Alliance, LLC, an entity formed to protect and promote the global implementation of WiMAX and to create patent pools for licensing of patent claims essential to WiMAX technology, and make certain capital contributions when due to Open Patent Alliance, LLC. The Intel Market Development Agreement is terminable by either party without penalty on default of the other party. Subject to certain conditions, either party is permitted to transfer the agreement on the occurrence of a change in control.
          Google Products and Services Agreement. At Closing, Clearwire Communications entered into a products and services agreement with Google (the “Google Products and Services Agreement”), pursuant to which Clearwire Communications and Google will collaborate on a variety of products and services. Google will provide advertising services to Clearwire Communications for use with certain websites and devices, and Clearwire Communications will utilize these Google advertising services on an exclusive basis for its retail customers. Google will pay Clearwire Communications a percentage of the revenue that Google generates from these advertising services. Google will also provide a suite of hosted communications services, including email, instant messaging and calendar functionality, to us for integration into our desktop portal offering. Furthermore, Clearwire Communications will support the open-source Android platform, will work with Google to offer certain other Google applications, and will explore working with Google on a variety of other potential products and services. The Google Products and Services Agreement has a term of three years.
          Google Spectrum Agreement. At Closing, Clearwire Communications entered into a spectrum agreement with Google (the “Google Spectrum Agreement”), pursuant to which Clearwire Communications will make available to Google certain of its excess 2.5 GHz spectrum in various markets, if Clearwire Communications determines there is any, for experimental usage by Google and for development of alternative applications by third parties operating under the direction and approval of the

Company and Google. The third-party use of the Company’s spectrum beyond that used for WiMAX technology can not be utilized in a manner that will interfere with the Company’s use of the its spectrum for WiMAX technology, and will be subject to availability. The revenue generated from the spectrum usage other than for WiMAX technology, if any, must be shared by Google and the Company. The Google Spectrum Agreement provides for an initial term of five years from the date of the agreement. The Google Spectrum Agreement is terminable by either party on default of the other party.
          Master Site Agreement. At Closing, Clearwire Communications entered into a master site agreement with Sprint (the “Master Site Agreement”), pursuant to which Sprint and Clearwire Communications established the contractual framework and procedures for the leasing of tower and antenna collocation sites to each other. Leases for specific sites will be negotiated by Sprint and Clearwire Communications on request by the lessee. The leased premises may be used by the lessee for any activity in connection with the provision of wireless communications services, including attachment of antennas to the towers at the sites. The term of the Master Site Agreement is ten years from execution. The term of each lease for each specific site is five years, but the lessee has the right to extend the term for up to an additional 20 years. The lessee is responsible for payment of a monthly fee per site to the other party. The lessee is also responsible for the utility costs and for certain additional fees.
          Master Agreement for Network Services. At Closing, Clearwire Communications entered into a master agreement for network services with the Sprint Entities (the “Master Agreement for Network Services”), pursuant to which the Sprint Entities and Clearwire Communications established the contractual framework and procedures for Clearwire Communications to purchase network services from Sprint Entities. Clearwire Communications may order various services from the Sprint Entities, including IP network transport services, data center collocation, toll-free services and access to the following business platforms: voicemail, instant messaging services, location-based systems and media server services. Clearwire Communications is not obligated to purchase these services from the Sprint Entities. The Sprint Entities must provide a service level agreement that is consistent with the service levels provided to similarly situated customers. Pricing will be specified in separate product attachments for each type of service; in general, the pricing is based on the mid-point between fair market value of the service and the Sprint Entities’ fully allocated cost for providing the service. The term of the Master Agreement for Network Services is five years, but Clearwire Communications has the right to extend the term for an additional five years.
          IT Master Services Agreement. At Closing, Clearwire Communications entered into an IT master services agreement with the Sprint Entities (the “IT Master Services Agreement”), pursuant to which the Sprint Entities and Clearwire Communications established the contractual framework and procedures for Clearwire Communications to purchase information technology (“IT”), application services from the Sprint Entities. Clearwire Communications may order various information technology application services from the Sprint Entities, including human resources applications, supply chain and finance applications, device management services, data warehouse services, credit/address check, IT help desk services, repair services applications, customer trouble management, coverage map applications, network operations support applications, and other services. The specific services requested by Clearwire Communications will be identified in Statements of Work to be completed by the Sprint Entities and Clearwire Communications. The Sprint Entities must provide service levels consistent with the service levels the Sprint Entities provide to their affiliates for the same services. Pricing will be specified in each separate Statement of Work for each type of service. The term of the IT Master Services Agreement is five years, but Clearwire Communications has the right to extend the term for an additional five years.
          The foregoing commercial agreement descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements which are filed as Exhibits 10.57 through 10.67 to the Registration Statement and incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          As previously disclosed, on November 21, 2008, Old Clearwire, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as co-documentation agents, JP Morgan Chase Bank, N.A. as syndication agent, Morgan Stanley & Co., Inc. as collateral agent, Morgan Stanley Senior Funding, Inc. as administrative agent and the other lenders party thereto (collectively, the “Lenders”), entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), to amend various terms of Old Clearwire’s Credit Agreement, dated as of July 3, 2007, as amended. Under the Amended Credit Agreement, all obligations of Old Clearwire were assumed by the Company’s subsidiaries, Clearwire Legacy, LLC and Clearwire XOHM, LLC (f/k/a Sprint Sub LLC) (collectively, the “Borrower”). The Borrower’s obligations under the Amended Credit Agreement are guaranteed by Clearwire Communications’ domestic and international subsidiaries (excluding the assets, but including the capital stock, of Clearwire International, LLC and its subsidiaries).
          On December 1, 2008, the Borrower added an additional tranche of term loans under the Amended Credit Agreement (collectively, the “Term Loans”), which was provided by Sprint (the “Incremental Sprint Term Loan”), as permitted by the terms of the Amended Credit Agreement, as amended by the Incremental Sprint Term Loan Amendment (the “Sprint Amendment”), dated as of December 1, 2008. The Incremental Sprint Term Loan is in an aggregate principal amount of $179,251,381. The terms of the Incremental Sprint Term Loan are in general the same as those of the Term Loans, however for purposes of repayment and in the event of liquidation, dissolution or bankruptcy of the Borrower, the Incremental Sprint Term Loan is subordinated to the Term Loans and obligations under the Amended Credit Agreement.
          The foregoing description of the Amended Credit Agreement and the Sprint Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed as of November 24, 2008 and incorporated by reference herein, and the full text of the Sprint Amendment, filed as Exhibit 10.2 hereto and incorporated by reference herein.
ITEM 3.02. Unregistered Sales of Equity Securities.
          Upon consummation of the Transactions, the Company and Clearwire Communications received (i) from Sprint, a contribution of spectrum and certain other assets associated with the development and operations of Sprint’s WiMAX business in exchange for non-voting equity interests in Clearwire Communications, and $37,000 in cash as consideration for 370 million shares of Class B Common Stock of the Company; (ii) from the Investors other than Google, an aggregate of $2.7 billion in cash as consideration for non-voting equity interests in Clearwire Communications and 135 million shares of Class B Common Stock of the Company; and (iii) from Google, $500 million in cash as consideration for 25 million shares of Class A Common Stock of the Company. The number of shares of Class B Common Stock of the Company and non-voting equity interests of Clearwire Communications is subject to post-closing adjustment as set forth in the Transaction Agreement. These sales were effected pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.
          The Class B Common Stock carries with it a conversion right. Subject to certain limitations, a holder of Class B Common Stock has the right to exchange one share of Class B Common Stock together with one Clearwire Communications Class B Common Interest for one share of Class A Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.
          At the Closing, the Charter and the Company’s Bylaws became effective.
          In general, the Charter and the Company’s Bylaws provide that the approval of the holders of at least a majority of all of the votes cast by the stockholders present and entitled to vote at a stockholder meeting at which a quorum is present will be required for corporate action that requires a stockholder vote. However, the Charter provides that the approval of the holders of at least 75% of all of the outstanding shares of capital stock of the Company entitled to vote in the election of directors, voting together as a single class, will be required to approve certain actions constituting a change of control of the Company or Clearwire Communications. In addition, the Charter and the Company’s Bylaws provide that special meetings of the stockholders may only be called by a majority of the board of directors, the chairman of the board, the chief executive officer, the president, the holders of at least 66 2/3 in voting power of all of the then-outstanding shares of Class B Common Stock or the holders of at least 50% in voting power of the then-outstanding shares of Class A Common Stock.
          Under the Charter, holders of Class A Common Stock or Class B Common Stock are subject to certain transfer restrictions. In addition, a holder of Class B Common Stock will be able to exchange one share of Class B Common Stock together with one Clearwire Communications Class B Common Interest for one share of Class A Common Stock. If any holder of Class B Common Stock attempts to transfer a share of Class B Common Stock without a corresponding Clearwire Communications Class B Common Interest, that share of Class B Common Stock will be redeemed by the Company for its par value.
          The foregoing descriptions of the Charter and the Company’s Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter and the Company’s Bylaws which are filed as Exhibits 3.1 and 3.2 hereto and incorporated by reference herein.
          The information set forth under the heading “Equityholders’ Agreement” in Item 1.01 of this Report is hereby incorporated by reference into this Item.
ITEM 5.01. Changes in Control of Registrant.
          The Transactions resulted in a change of control of the Company, with Sprint and the Investors receiving shares of Class A Common Stock and Class B Common Stock which represents approximately 81% of the Company’s outstanding voting power at the Closing.
          The information set forth under the heading “Equityholders’ Agreement” in Item 1.01 of this Report is hereby incorporated by reference into this Item.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Resignation of Directors
          In connection with the Transactions, the resignations of Benjamin G. Wolff, Perry Satterlee and John Butler were accepted by the Company, effective upon the merger that forms part of the Transactions.
Election of Directors
          Effective as of the Closing, the following persons were appointed as directors of the Company:
Craig O. McCaw
Daniel R. Hesse
Keith O. Cowan
Dennis S. Hersch
John W. Stanton
Frank Ianna
Jose Collazo
Sean Maloney
          The board of directors has determined that Mr. Hersch, Mr. Stanton, Mr. Ianna and Mr. Collazo are “independent” under NASDAQ rules and the federal securities laws, and it is anticipated that Mr. Stanton will serve as a member of the Company’s Audit Committee. In addition, Mr. McCaw was designated as the Chairman of the board of directors.
Resignation and Removal of Officers
          The resignation of John Butler from his position as Chief Financial Officer was accepted by the Company, effective as of the Closing. In addition, each other executive officer of the Company was removed from their respective positions by the board of directors, effective as of the Closing. Until a replacement for Mr. Butler is found, Hope Cochran, Senior Vice President, Finance and Treasurer, will serve as the Principal Financial Officer of the Company.
Appointment of New Executive Officers
          Also in connection with the Transactions, and effective as of the Closing, the following persons were appointed by the board of directors as executive officers of the Company, in the respective positions set forth below.

Name	Age	Position
Benjamin G. Wolff	39	Chief Executive Officer
Barry West	63	President and Chief Architect
Perry S. Satterlee	48	Chief Operating Officer
Hope F.Cochran	37	Senior Vice President — Finance and Treasurer

Name	Age	Position
Robert DeLucia	44	Vice President — Chief Accounting Officer
Atish Gude	44	Senior Vice President — Chief Marketing Officer
Broady Hodder	37	Senior Vice President — General Counsel & Secretary
R. Gerard Salemme	54	Executive Vice President — Strategy, Policy & External Affairs
Scott Richardson	42	Senior Vice President — Chief Strategy Officer
Scott Hopper	46	Senior Vice President — Corporate Development
John Saw	46	Senior Vice President — Chief Technology Officer
          Benjamin G. Wolff - Chief Executive Officer. Mr. Wolff served as Old Clearwire’s Chief Executive Officer and as a director since January 2007. Mr. Wolff previously served as Co-President and Chief Strategy Officer from October 2005 to January 2007, and as Old Clearwire’s Co-Chief Executive Officer from May 2006 to January 2007. Previously, Mr. Wolff served as Old Clearwire’s Executive Vice President from April 2004 to October 2005. In addition to his positions with the Company, Mr. Wolff is a principal of Eagle River, the President of Eagle River and Eagle River, Inc., Eagle River’s parent company, and a director of ICO and ICO North America. Mr. Wolff also serves on the board of CTIA — the Wireless Association® and on the board of the Woodland Park Zoo in Seattle, Washington. From August 1994 until April 2004, Mr. Wolff was a lawyer with Davis Wright Tremaine LLP, where he became a partner in January 1998. Mr. Wolff’s practice focused on mergers and acquisitions, corporate finance and strategic alliance transactions. While with Davis Wright Tremaine LLP, he co-chaired the firm’s Business Transactions Department and served on the firm’s Executive Committee.
          Barry West - President and Chief Architect. Prior to becoming President and Chief Architect of the Company in November 2008, Mr. West served as President for the XOHM business unit and Sprint Chief Technology Officer and President — 4G Mobile Broadband. Mr. West was appointed President - 4G Mobile Broadband effective August 2006. Mr. West was appointed Chief Technology Officer at the time of the Sprint-Nextel merger in August 2005. He served as Executive Vice President and Chief Technology Officer of Nextel Communications, Inc. from March 1996 until August 2005.
          Perry S. Satterlee - Chief Operating Officer. Prior to being appointed as the Company’s Chief Operating Officer in November 2008, Mr. Satterlee served as Old Clearwire’s President since January 2007, Chief Operating Officer since July 2004 and as the President and Chief Executive Officer of Clearwire US LLC since May 2006. Mr. Satterlee served as Old Clearwire’s Co-President from October 2005 to January 2007. Previously, Mr. Satterlee was Old Clearwire’s Chief Operating Officer from July 2002 to July 2004, and Vice President-Sales and Marketing, from August 1998 to July 2004, of Nextel Partners Inc. Before joining Nextel Partners, Mr. Satterlee was the President-Pacific Northwest Area of Nextel Communications, Inc. Before joining Nextel, Mr. Satterlee served from 1992 to 1996 as Vice President and General Manager of Central California District of AT&T Wireless Services, formerly McCaw Cellular. From 1990 to 1992, he was General Manager of McCaw Cellular’s Ventura/Santa Barbara market. From 1988 to 1990, Mr. Satterlee was Director of Planning for McCaw Cellular, where he led the company’s planning and budgeting processes.
          Hope F. Cochran — Senior Vice President, Finance and Treasurer. Ms. Cochran served as Old Clearwire’s Senior Vice President, Finance since August 2008 and as Treasurer since June 2006. From November 2005 to August 2008, Ms. Cochran was Old Clearwire’s Vice President, Finance. Previously, from May 2003 to August 2005, Ms. Cochran served as the Chief Financial Officer of Evant Incorporated, a planning and logistics software developer. From May 2001 to May 2003, Ms. Cochran served as the Controller of the Americas — Sales Operations for PeopleSoft, Inc. Before 2001, Ms.

Cochran was a founder and served as the Chief Financial Officer of SkillsVillage, a contractor supply chain management software provider, until its sale to PeopleSoft, Inc. In both chief financial officer positions, Ms. Cochran managed corporate finance, accounting, human resources, legal and facilities. Ms. Cochran began her career as an auditor at Deloitte & Touche LLP.
          Robert M. DeLucia — Chief Accounting Officer. Mr. DeLucia has served as Old Clearwire’s Chief Accounting Officer since May 2007. Before coming to Old Clearwire, Mr. DeLucia served in a variety of positions with Adelphia Communications Corporation from August 2002 to March 2007 as part of that company’s restructuring team, including most recently Vice President and Controller and previously Vice President of Reporting and Vice President and Assistant Controller. Before working for Adelphia, Mr. DeLucia worked for Public Interactive, Inc. as its interim Chief Financial Officer.
          Atish Gude — Senior Vice President and Chief Marketing Officer. Prior to being appointed as Clearwire’s Senior Vice President — Chief Marketing Officer in November 2008, Mr. Gude served as Senior Vice President of Business Operations/Mobile Broadband Operations for XOHM since August 2006. Prior to this role, from August 2005 to August 2006, he served as the Senior Vice President of Corporate Strategy for Sprint. From July 2000 to August 2005, Mr. Gude was the Vice President of Strategic Planning for Nextel Communications, Inc., where he was responsible for a number of aspects of corporate strategy as well as building the financial operating plan for Nextel Communications, Inc. during those years. Mr. Gude’s team drove Nextel Communications, Inc.’s efforts into wireless broadband, which involved launching and managing the Flarion/Raleigh-Durham market trial and efforts that ultimately led to the acquisition of the 2.5 GHz spectrum.
          Broady R. Hodder— Senior Vice President, General Counsel and Secretary. Mr. Hodder served as Old Clearwire’s Vice President and General Counsel since May 2006 and Secretary since June 2006. Previously, Mr. Hodder served as Old Clearwire’s Corporate Counsel and Assistant Secretary from November 2004 to November 2005 and Vice President Legal, Finance and Corporate Development from November 2005 to May 2006. Before joining Old Clearwire, from April 2001 to November 2004, Mr. Hodder was a lawyer with Davis Wright Tremaine LLP, where he became a partner in January 2004. Before joining Davis Wright Tremaine LLP, Mr. Hodder was a lawyer with Gray Cary Ware & Freidenrich LLP and Lionel Sawyer and Collins Ltd.
          R. Gerard Salemme — Executive Vice President, Strategy, Policy, and External Affairs. Mr. Salemme has served as a director of Old Clearwire since November 2003 and Executive Vice President, Strategy, Policy, and External Affairs of Old Clearwire since April 2004 and currently is a principal of Eagle River, a Vice President of Eagle River, Inc., and a director of and consultant to ICO and ICO North America. Previously, Mr. Salemme served as Old Clearwire’s Vice President and Secretary from November 2003 to April 2004. Before joining Old Clearwire, Mr. Salemme was Senior Vice President, External Affairs of XO Communications, Inc. from May 1997 to June 2003. Before joining XO Communications, Inc., Mr. Salemme served as AT&T Corp.’s Vice President of Government Affairs, directing AT&T Corp.’s federal regulatory public policy organization, including participation in the FCC’s narrowband and broadband PCS auctions. Before AT&T Corp., Mr. Salemme served as Senior Vice President, External Affairs for McCaw Cellular. Previously, Mr. Salemme was the Senior Telecommunications Policy Analyst for the United States House of Representatives Subcommittee on Telecommunications and Finance. Before joining the subcommittee, he was a Regional Manager at GTE Corporation/Sprint Corporation and supervised the company’s government relations in the New York/New England region. Mr. Salemme has also served as Chief of Staff to Congressman Ed Markey of Massachusetts and was a lecturer of economics at the University of Massachusetts at Salem.
          Scott Richardson — Senior Vice President and Chief Strategy Officer. Mr. Richardson served as Old Clearwire’s Chief Strategy officer since January 2007. From 2002 to 2006 Mr. Richardson led Intel’s broadband wireless business and most recently served as vice president of Intel’s Mobility Group and general manager of the company’s Service Provider Business Group. In these roles, Mr. Richardson was responsible for creating the IEEE 802.16 standard and delivering the company’s silicon products for WiMAX Certified wireless equipment and access devices. From 1998 to 2002 Mr. Richardson served as general manager of Intel’s OEM communication systems business serving the networking and communications market. From 1988 to 1998 Mr. Richardson led software efforts within Intel’s Enterprise Server Group and held various staff roles in communications businesses.
          Scott Hopper — Senior Vice President, Corporate Development. Mr. Hopper served in this same role at Old Clearwire since November 15, 2005. Before joining Old Clearwire, Mr. Hopper served as Vice President — Corporate Development for Western Wireless Corporation from 1999 until Western Wireless Corporation’s sale to Alltel Corporation in 2005. In that role, Mr. Hopper was responsible for all of Western Wireless Corporation’s corporate and business development activities.
          John Saw, PhD. — Senior Vice President, Chief Technology Officer. Dr. Saw served as Old Clearwire’s Chief Technology Officer since July 2007. From October 2003 to July 2007 Dr. Saw served as Clearwire’s vice president of Engineering. Before joining Old Clearwire, from 2002 to 2003 Dr. Saw was senior vice president and general manager of Fixed Wireless Access at Netro Corp (now SR Telecom) where he initiated the rollout of Netro’s broadband wireless product in Europe. From 1997 to 2002 Dr. Saw served as chief engineer and vice president of Engineering at AT&T Wireless (now AT&T). At AT&T Wireless, Dr. Saw was instrumental in the development and rollout of the company’s digital broadband wireless service, one of the earliest OFDM-based wireless systems deployed and foreshadowed the subsequent development of the WiMAX 802.16 standards. Before joining AT&T Wireless, Dr. Saw spent nine years in various leadership positions at Nortel where he was involved in the development of TDMA, GSM, CDMA and fixed wireless cellular infrastructure and microwave radio products.
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
          The information set forth in Item 3.03 of this Report is incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure
          Upon the Closing, the Company changed its name from New Clearwire Corporation to Clearwire Corporation. In addition, for a period of approximately 20 business days following the Closing, the Company’s Class A Common Stock will trade on the NASDAQ Global Select Market under the ticker symbol CLWRD, after which the ticker symbol will return to CLWR.
          On December 1, 2008, the Company issued a press release announcing the closing of the transactions described above. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits

2.1†	Amendment No. 1 to the Transaction Agreement and Plan of Merger, dated as of May 7, 2008, as amended, among Clearwire Corporation, Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc. and Bright House Networks, LLC.

3.1†	Amended and Restated Certificate of Incorporation of Clearwire Corporation, effective as of November 28, 2008.

3.2†	Bylaws of Clearwire Corporation, effective as of November 28, 2008.

4.1†	Equityholders’ Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Eagle River Holdings, LLC, Intel Corporation, Comcast Corporation, Google Inc., Time Warner Cable Inc. and BHN Spectrum Investments LLC.

4.2†	Registration Rights Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Eagle River Holdings, LLC, Intel Corporation, Comcast Corporation, Google Inc., Time Warner Cable Inc. and BHN Spectrum Investments LLC.

10.1†	Amended and Restated Operating Agreement of Clearwire Communications LLC, dated as of November 28, 2008.

10.2†	Sprint Incremental Term Loan Amendment, dated as of December 1, 2008, by and among Clearwire Legacy LLC (formerly known as Clearwire Sub LLC), Clearwire XOHM LLC (formerly known as SX Sub, LLC), Clearwire Communications LLC, Morgan Stanley Senior Funding, Inc., as administrative agent and Sprint Nextel Corporation.

10.3††*	Form of Intellectual Property Agreement between Sprint Nextel Corporation and Clearwire Communications LLC.

10.4††*	MVNO Support Agreement, dated as of May 7, 2008 among Sprint Spectrum L.P. d/b/a Sprint, Comcast MVNO II, LLC, TWC Wireless, LLC and BHN Spectrum Investments, LLC.

10.5††*	Form of 4G MVNO Agreement among Clearwire Communications LLC, Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC and Sprint Spectrum L.P. d/b/a Sprint.

10.6††*	Form of Market Development Agreement between Clearwire Communications LLC and Intel Corporation.

10.7††*	Form of Google Products and Services Agreement between Google Inc. and Clearwire Communications LLC.

10.8††*	Form of Spectrum Agreement, between Google Inc. and Clearwire Communications LLC.

10.9††*	Form of Master Site Agreement, between Clearwire Communications LLC and Sprint Nextel Corporation.

10.10††*	Form of Master Agreement for Network Services, between Clearwire Communications LLC and Sprint Solutions, Inc.

10.11††*	Form of Authorized Sales Representative Agreement between Clearwire Communications LLC and Sprint Nextel Corporation.

10.12††	Form of National Retailer Agreement between Sprint Solutions, Inc. and Clearwire Communications LLC.

10.13††*	Form of IT Master Services Agreement between Clearwire Communications LLC and Sprint Solutions, Inc.

99.1†	Press Release dated December 1, 2008

†	Filed herewith.

††	Incorporated by reference herein from New Clearwire Corporation’s Registration Statement No. 333-153128 on Form S-4, originally filed on August 22, 2008.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION

Dated: December 1, 2008

	By:	/s/ Broady R. Hodder

Broady R. Hodder
Senior Vice President and General Counsel

EXHIBIT INDEX

2.1†	Amendment No. 1 to the Transaction Agreement and Plan of Merger, dated as of May 7, 2008, as amended, among Clearwire Corporation, Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc. and Bright House Networks, LLC.

3.1†	Amended and Restated Certificate of Incorporation of Clearwire Corporation, effective as of November 28, 2008.

3.2†	Bylaws of Clearwire Corporation, effective as of November 28, 2008.

4.1†	Equityholders’ Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Eagle River Holdings, LLC, Intel Corporation, Comcast Corporation, Google Inc., Time Warner Cable Inc. and BHN Spectrum Investments LLC.

4.2†	Registration Rights Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Eagle River Holdings, LLC, Intel Corporation, Comcast Corporation, Google Inc., Time Warner Cable Inc. and BHN Spectrum Investments LLC.

10.1†	Amended and Restated Operating Agreement of Clearwire Communications LLC, dated as of November 28, 2008.

10.2†	Sprint Incremental Term Loan Amendment, dated as of December 1, 2008, by and among Clearwire Legacy LLC (formerly known as Clearwire Sub LLC), Clearwire XOHM LLC (formerly known as SX Sub, LLC), Clearwire Communications LLC, Morgan Stanley Senior Funding, Inc., as administrative agent and Sprint Nextel Corporation.

10.3††*	Form of Intellectual Property Agreement between Sprint Nextel Corporation and Clearwire Communications LLC.

10.4††*	MVNO Support Agreement, dated as of May 7, 2008 among Sprint Spectrum L.P. d/b/a Sprint, Comcast MVNO II, LLC, TWC Wireless, LLC and BHN Spectrum Investments, LLC.

10.5††*	Form of 4G MVNO Agreement among Clearwire Communications LLC, Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC and Sprint Spectrum L.P. d/b/a Sprint.

10.6††*	Form of Market Development Agreement between Clearwire Communications LLC and Intel Corporation.

10.7††*	Form of Google Products and Services Agreement between Google Inc. and Clearwire Communications LLC.

10.8††*	Form of Spectrum Agreement, between Google Inc. and Clearwire Communications LLC.

10.9††*	Form of Master Site Agreement, between Clearwire Communications LLC and Sprint Nextel Corporation.

10.10††*	Form of Master Agreement for Network Services, between Clearwire Communications LLC and Sprint Solutions, Inc.

10.11††*	Form of Authorized Sales Representative Agreement between Clearwire Communications LLC and Sprint Nextel Corporation.

10.12††	Form of National Retailer Agreement between Sprint Solutions, Inc. and Clearwire Communications LLC.

10.13††*	Form of IT Master Services Agreement between Clearwire Communications LLC and Sprint Solutions, Inc.

99.1†	Press Release dated December 1, 2008

†	Filed herewith.

††	Incorporated by reference herein from New Clearwire Corporation’s Registration Statement No. 333-153128 on Form S-4, originally filed on August 22, 2008.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.